Exhibit 10.47

*Certain information where indicated below in brackets has been excluded from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed*

June 18, 2020

Loyal M. Peterman, Jr.
Abrasive Technology, Inc.
8400 Green Meadows Dr.
P.O. Box 545
Lewis Center, OH 43035

Dear Butch:
This letter agreement confirms the terms and conditions on which Abrasive Technology, Inc. (“Seller”) will supply specified products to Cardiovascular Systems, Inc. (“Buyer”) during the Term. Except as otherwise provided in this agreement, the Standard Terms & Conditions of Sale attached to this agreement as Appendix 1, which are incorporated by reference into this agreement, will apply to all orders of Products under this agreement. To the extent of any conflict between the terms of this agreement and the Standard Terms & Conditions of Sale, the terms of this agreement will control.

The parties agree as follows:

1. Term. The Term will commence on July 1, 2020, and will continue for five years, unless earlier terminated as provided herein. Buyer may, at its option, extend the Term of this agreement for an additional two years by providing Seller written notice of renewal not less than six months prior to the expiration of the initial five-year period. In the event of any material breach of this agreement, the non-breaching party will have the right to terminate this agreement upon 30 days written notice unless the party in breach cures the identified breach within such 30-day period. Termination or expiration of this agreement will not affect the rights or obligations that have accrued prior to termination or expiration of the agreement.

2. Products and Pricing. During the Term, Seller will sell to Buyer, and Buyer will purchase from Seller, the products listed on Appendix 2 to this agreement and any other products agreed upon by Buyer and Seller (the “Products”). The purchase prices for Products sold to Buyer as of the date of this agreement will be the prices set forth on Appendix 2. Buyer and Seller will review potential price adjustments on an annual basis. Any potential price adjustment agreed to in writing by the parties will not exceed the average percentage change in the U.S. Producer Price Index during the 12 months immediately preceding the annual price review. If the cost of machined blank components used in the manufacture of the Products increases the parties will agree to adjust the price in accordance with the documented material cost when the higher priced material is used in invoiced products.

3. Minimum Purchase Requirements. During each individual year during the Term, Buyer agrees to purchase Products in at least the following amounts:

4

First Year: [******] units

Second Year: [******] units

Third Year: [******] units

Fourth Year: [******] units

Fifth Year: [******] units

If Buyer chooses to extend the agreement as set forth above, the Minimum Purchase Requirements applicable to each year of the extension will increase to [******] units in the first year of the extension and [******] units in the second year of the extension. Nothing will prevent Buyer from purchasing Products in amounts exceeding the Minimum Purchase Requirements.

4. Lead Time and Forecasts. The lead time for the Products will be consistent with the past practice of the parties. To facilitate Seller’s production planning, Buyer will deliver to Seller on a quarterly-basis during the Term a rolling 12-month forecast indicating Buyer’s anticipated requirements during each quarter of the 12-month period. Each forecast will reflect Buyer’s reasonable estimate of anticipated requirements but will not be binding.

5. Notice of Temporary Supply Failure. If Seller determines that it will be unable to supply Products to Buyer for unanticipated reasons, such as an event of force majeure, Seller will give Buyer as much advance notice as is reasonably practicable of its inability to timely supply. Seller will maintain a business continuity plan during the Term of this agreement. The parties will mutually discuss and adjust such plan as may be agreed from time to time.

6. Last-Time Buy Rights. In the event of expiration or termination of this agreement for any reason other than Buyer’s material breach and failure to cure such material breach as set for this Section 1, above, Buyer may, at its option, for the 24-month period following the expiration or termination date of the agreement, purchase up to an aggregate of 24 months of Product, using the greater of the (a) average annual purchases of Products over the prior 12-month period, or (b) the most current 12-month forecast provided by Buyer to Seller in accordance with Section 4, above, to determine the aggregate amount. The purchase price will be 5.0% more than the current product price.

7. Quality/Change Notification. Seller will comply with all applicable laws, regulations, quality system requirements, and product certifications applicable to the manufacturing and packing the Products. Seller will notify Buyer within three business days of any change in the status of its quality system or product certifications that may affect the Products. Seller will also inform Buyer 180 days prior to the proposed date of implementation of changes to material type or composition, production process, manufacturing location, quality control processes or procedures, quality system, or materials, which have the potential to affect the performance, safety, or effectiveness of the Products. Seller shall not implement any change set contemplated by this provision without Buyer’s written approval.

8. Successors and Assigns. In the event of the sale, merger or purchase of Seller or all or substantially all of the capital stock of Seller, or the acquisition of all or substantially all of the Seller’s business (regardless of the structure of transaction), Seller will transfer and cause the transfer of this agreement and all of Seller’s rights and obligations under this agreement to the purchaser or other such successor(s)-in-interest, to the extent this agreement is not transferred by operation of law due to the structure of such transaction. Buyer will not assign or transfer its rights and obligations under this agreement except with the prior written consent of Seller, which consent may not be unreasonably withheld; provided, that a merger, a sale of all or substantially all of the capital stock of Buyer, or other transaction in which Buyer is a surviving party will not constitute an assignment or transfer for purposes of this provision All the terms and provisions of this agreement will be binding upon and inure to the benefit of the parties’ respective successors and permitted assigns.

If the foregoing accurately reflects our agreement, please sign and return one copy of this letter to us.
Sincerely,
/s/ Scott Ward
Cardiovascular Systems, Inc.
By Scott Ward, Chairman, President and CEO

Attachments:
Appendix 1 (Standard Terms & Conditions of Sale)
Appendix 2 (Products and Prices)

ACCEPTED AND AGREED:
Abrasive Technology, Inc.

By:  /s/ Loyal Peterman
Loyal M. Peterman, Jr.
President
Date: 6/19/20

APPENDIX  1
STANDARD TERMS & CONDITIONS OF SALE

1. Definitions
1.1. The sale of goods or services by Seller to Buyer (as defined below), as supplemented by the terms and conditions appearing herein (collectively, this “Terms and Conditions of Sale”), and the Agreement between Seller and Buyer, effective July 1, 2020 shall constitute the complete Terms and Conditions of Sale between the parties, and such terms and conditions supersede any prior or contemporaneous Terms and Conditions of Sales or communications between the parties whether oral or written.
1.2. This Terms and Conditions of Sale applies to all sales of goods and services to any purchaser (“Buyer”) from the family of Abrasive Technology companies [Abrasive Technology, Inc., Abrasive Technology N.A., Inc., Abrasive Technology Ltd., Abrasive Technology Aerospace, Inc., Abrasive Technology Europe, S.A., and/or Abrasive Technology Mexico, LLC (hereinafter referred to as “AT”)] collectively or individually referred to as “Seller” and as specifically noted on this Terms and Conditions of Sale with Buyer.
1.3. Conditions not specifically stated herein shall be governed by established trade customs.
2. Acceptance
2.1. An order shall not constitute a binding contract between Seller and Buyer until (a) Buyer receives Seller’s written acknowledgment of its acceptance of the order or (b) Seller has made shipment.
2.2. Seller’s Terms and Conditions of Sale shall prevail over Buyer’s Terms and Conditions of Purchase.
3. Title and Risk of Loss
3.1. Title to the products sold hereunder shall pass to Buyer upon payment in full.
3.2. Risk of loss of the products sold hereunder shall pass to Buyer upon delivery to the carrier at Seller’s factory dock.
3.3. Security Interest. To secure the balance of the purchase price remaining unpaid after the delivery to Buyer of the goods that are the subject of this Terms and Conditions of Sale, Buyer hereby grants to Seller a purchase money security interest in such Goods. This Terms and Conditions of Sale is intended by Buyer and Seller to constitute a security Terms and Conditions of Sale with respect to such Goods for purposes of the Uniform Commercial Code.
4. Quotations & Alterations
4.1. All prices are quoted in U.S. dollars.
4.2. The prices and terms in this Terms and Conditions of Sale are not subject to verbal changes or other Terms and Conditions of Sales unless approved in writing by the corporate headquarters of Seller.
4.3. Written quotations automatically expire ninety (90) calendar days from the date of issuance, unless otherwise stated in the proposal.
4.4. Prices are based upon costs and conditions existing on date of quotation and are subject to change by Seller before final acceptance.
4.5. When quotation specifies material to be furnished by Buyer, ample allowance must be made for reasonable spoilage and material must be of suitable quality to facilitate efficient production.
4.6. When material is to be furnished by Buyer, goods are to be delivered to Seller’s factory dock freight and applicable duties paid.
4.7. Any taxes, import or export duties, VAT, or tariffs imposed with respect to the sale of the products which Seller at any time either pays or must collect, shall be added to and paid as part of the purchase price.

5. Terms of Payment
5.1. Standard terms of payment are net within thirty (30) days from the date of invoice
5.2. Any extension of credit allowed to Buyer may be changed or withdrawn at any time.
6. Delivery
6.1. Delivery dates mentioned in any Terms and Conditions of Sale are approximate only and not of any contractual effect and Seller shall not be under any liability to Buyer in respect of any failure to deliver on any particular date or dates.
6.2. Delivery shall be at Seller’s premises unless otherwise stipulated or agreed by Seller. Seller will charge for delivery other than at its premises at its standard delivery rates.
6.3. Export freight terms are quoted in accordance with INCOTERMS 2010 except as otherwise provided herein. All shipping and related charges will be paid by Buyer.
6.4. Unless otherwise expressly agreed Seller may make delivery in one or more installments each installment being treated as a separate Terms and Conditions of Sale.
7. Packaging
7.1. Buyer shall meet the cost of any special packaging requested by Buyer or any packaging rendered necessary by delivery by any means other than Seller’s normal means of delivery.
8. Inspection; Acceptance and Rejection
8.1. If, upon Buyer’s receipt of the goods, the same shall appear not to conform to the requirements of this Terms and Conditions of Sale, Buyer shall immediately notify Seller and afford Seller a reasonable opportunity to inspect the goods.
8.2. Shipment claims (including but not limited to shortage in quantity delivered, damage to, or loss of the goods in transit) by Buyer must be made within three (3) days after receipt of shipments and Seller shall have the opportunity to investigate any such claim by Buyer. The shipment shall be conclusively presumed to be proper and conforming in all respects unless claims are made within said three (3) day period. Seller shall incur no liability for damage, shortages, or any other cause alleged to have occurred or existed at or prior to delivery to the carrier unless full details are entered on Buyer’s receipt to the carrier.
8.3. In no case are goods to be returned without first obtaining Seller’s permission.
9. Cancellation
9.1. The sales of goods or services cannot be cancelled by Buyer except on terms that will fully compensate Seller for any actual expenses.
10. Limited Warranty
10.1. Seller’s warranty is effective from the date of shipment and is limited to six (6) months thereafter or such other period as may be notified by Seller to Buyer in writing (the “warranty period”). If during the warranty period, goods prove faulty by reason of inherently defective material or inferior workmanship and the faulty goods are returned to Seller promptly upon discovery of such fault and properly packaged so as not to sustain any damage in transit, Seller shall at its option, without charge, repair or replace the goods shown to the satisfaction of Seller to be defective in material or workmanship as aforesaid. The warranty shall not operate where the goods have been subject to use beyond their normal performance specifications or in any other way misused.
10.2. Notwithstanding the foregoing, Seller’s liability in respect of goods subject to a separate guarantee by the manufacturer of same goods will be limited to the manufacturer’s own warranty terms and conditions.
10.3. Buyer is responsible for design work rendered by Seller unless otherwise expressly agreed to by an authorized representative of Seller on the face of this Terms and Conditions of Sale.

10.4. The remedies described in this Terms and Conditions of Sale are Buyer’s sole and exclusive remedies. Under no circumstance shall Seller be liable for any cost, loss, expense, damages, special damages, incidental damages, or consequential damages arising, directly or indirectly, from Buyer’s purchase, ownership, or use of the goods, whether based upon breach of warranty, breach of contract, negligence, strict tort liability, or any other legal theory.
10.5. Such damages include, but are not limited to, loss of profits, loss of savings or revenue, loss of use of the goods or any associated property, costs of capital, costs of any substitute equipment, facilities or services, downtime, the claims of third persons (including lessees, customers, and invitees), and injury to property.
10.6. THE WARRANTIES AND LIMITS OF LIABILITY DESCRIBED HEREIN ARE IN LIEU OF ALL OTHER WARRANTIES AND LIABILITIES, EXPRESSED OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.
11. RMA Procedure/Returns
11.1. At the discretion of Seller, saleable stock products may be returned under the following conditions:
11.1.1. Salable stock products may be returned to Seller within one-hundred and eighty (180) days of the invoice date for a restocking fee of 15% of invoiced amount.
11.2. For Seller to determine if products are resalable, Seller must have opportunity to inspect products. A written request for return of saleable stock products must be submitted via mail, e-mail or facsimile, and include:
11.2.1. Date of purchase.
11.2.2. Product description.
11.2.3. Invoice reference number.
11.2.4. Reason for the return.
11.3. Certain products (as deemed by Seller) may be subject to stipulations in addition to the above requirements. Therefore, prior authorization is required before any goods may be returned. A Returned Goods Authorization (RMA) number must be obtained from Seller and be displayed on any packaging. Goods without such a returns number will be refused and returned.
11.4. Product return requests will be considered provided the product is returned within ninety (90) days from date of purchase.
11.5. Non-stock products (special makes) and discontinued products are not returnable.
11.6. Shipping charges for authorized returns must be prepaid by Buyer.
12. Force Majeure
12.1. Seller shall not be liable to Buyer for loss, damage, detention or delay resulting from causes beyond its reasonable control including, but not limited to, fire, strike, or other concerted action of workmen, act or omission of any governmental authority or of Buyer, pandemic (including covid-19), insurrection or riot, embargo, car shortage, wreck or delay in transportation, or inability to obtain necessary labor, materials, or manufacturing facilities from unusual sources. In the event of delay due to any such cause, the date of delivery will be postponed by such length of time as may be reasonably necessary to compensate for the delay. In no event shall seller be liable for consequential damages or claims for labor resulting from failure or delay in delivery.
13. Patents & Intellectual Property Rights
13.1. Buyer assumes liability for infringement of any right of any third party, including without limitation patent and copyright infringement, when goods are made to Buyer’s specification.

13.2. All drawings, designs, specifications and other information submitted by Seller are the property of Seller, are confidential and shall not be disclosed to any third party without Seller’s prior written consent.
14. Export Compliance
14.1. Buyer agrees to obtain from the relevant authority each necessary authorization and/or Export License for any goods which are subject to this Terms and Conditions of Sale, if they are, or are likely to be exported, diversion contrary to U.S. law is prohibited. Buyer will indemnify Seller against any consequences of failure to comply with this Terms and Conditions of Sale. See additional form for Annual Regulatory Compliance.
15. Clerical Errors
15.1. Seller shall not be liable for clerical errors which may be corrected by Seller at any time.
16. Waiver
16.1. Failure by Seller to enforce any rights under these terms shall not be deemed to be a waiver of any such right nor operate so as to bar the exercise or enforcement of them at any time later.
17. Governing Law/Forum
17.1. Notwithstanding the place where this Terms and Conditions of Sale may be executed or performed, this Terms and Conditions of Sale shall be deemed to be made under the laws of the State of Ohio, and the construction, validity and performance of this Terms and Conditions of Sale shall be governed in all respects by the laws of the State of Ohio, including without limitation its Uniform Commercial Code, and the laws of the United States of America, without regard to any principles of conflict of laws and specifically excluding the terms of the United Nations Convention on the International Sale of Goods. Any controversy or claim arising out of or relating to this Terms and Conditions of Sale, as well as any other dispute between the parties, shall be exclusively brought in a state court sitting in Delaware County, Ohio, USA or a federal court sitting in Franklin County, Ohio, USA.
17.2. Any action for breach of contract or breach of warranty must be commenced within fifteen (15) months following date of invoice.
18. Use of Electronic Transmissions
18.1.  Buyer and Seller agree that the use of electronic transmission, including, but not limited to, e-mail or other transmissions via the Internet or World Wide Web, in entering into and in exercising their rights and performing their obligations under this Terms and Conditions of Sale is in the best interests of all of the parties and shall be permissible, notwithstanding any requirement of the Uniform Commercial Code or any other applicable law that might otherwise be considered unsatisfied as a result of the utilization of such media. Buyer and Seller therefore agree that the Uniform Electronic Transactions Act, as promulgated by the National Conference of Commissions on Uniform State Laws, shall be applicable to the construction of these Rules and any Transactions hereunder, whether or not such Act shall have been adopted in any jurisdiction. By way of illustration and not of limitation, Buyer and each Seller agree to the following:
18.2. Any document (including these Terms and Conditions of Sale) transmitted by electronic transmission shall be treated in all respects as an original signed document.
18.3. The signature (including electronic signatures) of any party shall be considered for these purposes as an original signature.
18.4. Any such electronic transmission shall be considered to have the same binding legal effect as an original document.
18.5. Neither Buyer nor Seller shall raise the use of electronic transmission as a defense to these Terms and Conditions of Sale or in matters relating to any transaction pursuant to these Terms and Conditions of Sale, and Buyer and Seller each waive such defense.
18.6. Buyer and Seller further agree that facsimile signatures by the parties shall be binding to the same extent as original signatures.

APPENDIX 2
Products and Prices

Abrasive Part No.	CSI Product No.	Product Name	Price ($)
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